UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

SCHOLASTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

557 Broadway
New York, New York	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 343-6100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SCHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 17, 2025, Scholastic Corporation (the “Company”) completed the previously announced sale-leaseback transactions for its headquarter location in New York City (555-557 Broadway) and its primary distribution facility in Jefferson City, Missouri, contemplated by the Contract of Purchase and Sale dated as of December 1, 2025, by and between Scholastic 557 Broadway, L.L.C. and ESRT 555-557 Broadway, L.L.C. (SoHo Purchase Agreement) and by the Contract of Purchase and Sale Agreement dated as of December 1, 2025, by and between Scholastic Inc. and FNLR Fortuna Major LLC (Jefferson City Purchase Agreement).

As noted in the press release attached as Exhibit 99.1 to this report on Form 8-K, the two sale leaseback transactions generated $481 in total proceeds, with estimated net proceeds (after taxes, fees and other transaction related expenses) estimated to be $401 million.

The foregoing descriptions are not intended to be complete descriptions of the SoHo Purchase Agreement or the Jefferson City Purchase Agreement or the transactions contemplated therein and are qualified in their entirety by reference to the full text of the relevant Purchase Agreement, copies of which were filed as: (i) Exhibit 10.1 (SoHo Purchase Agreement) to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2025, and (ii) Exhibit 10.3 (Jefferson City Purchase Agreement) to the Company’s Current Report on Form 8-K that was filed with the SEC on December 5, 2025, each of which is incorporated herein by reference.

Pursuant to the terms of the SoHo Purchase Agreement, upon the closing of the SoHo Sale-Leaseback Transaction, Scholastic and ESRT entered into a lease agreement (the “SoHo Lease”), pursuant to which ESRT has leased floors six through twelve of the SoHo Building to Scholastic for an initial term of fifteen (15) years, with two (2) renewal options of ten (10) years each, and license storage space in the basement and sub-basement of the SoHo Building.

The total Fixed Rent (as defined in the lease agreement) is $333,059,306.47 in the aggregate for the initial lease term. Scholastic will also be responsible for the payment of a proportionate share of increases in operating expenses, property taxes, and insurance for the SoHo Property.

Pursuant to the terms of the Jefferson City Purchase Agreement, at the closing of the Jefferson City Sale-Leaseback Transaction, Scholastic and FNLR entered into a lease (the “Jefferson City Lease”), pursuant to which FNLR has leased the entirety of the Jefferson City Property to Scholastic for an initial term of twenty (20) years, with two (2) renewal options of ten (10) years each. The total annual base rent under the Jefferson City Lease will be approximately $6,886,000 for the initial year of the Jefferson City Lease and will be adjusted on each anniversary of the effective date of the Jefferson City Lease by the annual change in CPI subject to a 4% cap and 1% collar. The Jefferson City Lease is a triple net lease, pursuant to which all costs, expenses, and obligations relating to the Jefferson City Property, including repair and maintenance charges, utility charges, real estate taxes or other taxes that may be imposed that relate to the Jefferson City Property, shall be paid by Scholastic.

The foregoing descriptions are not intended to be complete descriptions of the SoHo Lease Agreement or the Jefferson City Lease Agreement or the transactions contemplated therein and are qualified in their entirety by reference to the full text of the relevant Lease Agreement, copies of which were filed as: (i) Exhibit 10.2 (SoHo Lease Agreement) to the Company’s Current Report on Form 8-K that was filed with the SEC on December 5, 2025, and (ii) Exhibit 10.4 (Jefferson City Lease Agreement) to the Company’s Current Report on Form 8-K that was filed with the SEC on December 5, 2025, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release announcing completion of previously announced sale-leaseback transactions for 555-557 Broadway headquarter location and Jefferson City, Missouri distribution facility.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: December 18, 2025	By:	/s/ Chris Lick
Chris Lick Executive Vice President, General Counsel and Secretary